Exhibit 1.1

Jagged Peak Energy Inc.

[•] Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
     [•], 2017

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Jagged Peak Energy Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [•] shares of common stock of the Company, $0.01 par value (the “Common Stock”), and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [•] shares of Common Stock (said shares to be issued and sold by the Company being hereinafter called the “Company Underwritten Securities”, and shares to be sold by the Selling Stockholders being hereinafter called the “Selling Stockholder Underwritten Securities,” and the Company Underwritten Securities and the Selling Stockholder Underwriter Securities collectively being hereinafter referred to as the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock, solely to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

The Company hereby confirms its engagement of Citigroup Global Markets Inc. as, and Citigroup Global Markets Inc. hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority Inc. (“FINRA”) with respect to the offering and sale of the Securities. Citigroup Global Markets Inc., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.”

It is understood and agreed to by all parties that the Company was recently incorporated to become a holding company for Jagged Peak Energy LLC, a Delaware limited liability company ( “JPE LLC,” and together with the Company, the “Company Parties”), as described more particularly in the Preliminary Prospectus and the Prospectus. Further, pursuant to certain reorganization transactions, the following transactions shall have occurred on or before the Closing Date (as defined herein):

1.              the equity interests (both capital interests and management incentive units) in JPE LLC will be recapitalized into a single class of units (“Units”), with the Units to be allocated among JPE LLC’s existing equity owners, including Q-Jagged Peak Energy Investment Partners, LLC, a Delaware limited liability company (together with its affiliates, “Quantum”), and the Company’s individual officers and employees and other individuals who, together with Quantum, own equity interests in JPE LLC (the “Management Members” and, together with Quantum, the “Existing Owners”), in accordance with the terms of the limited liability company agreement of JPE LLC and calculated using an implied valuation for JPE LLC based on the initial public offering price of the Common Stock;

2.              our officers and other employees that hold management incentive units in JPE LLC will contribute to JPE Management Holdings LLC, a Delaware limited liability company (“Management Holdco”), certain of the Units issued to them in the recapitalization described above in exchange for membership interests in Management Holdco; and

3.              JPE LLC will merge into a subsidiary of the Company, and the Existing Owners and Management Holdco will receive as consideration in the merger shares of Common Stock, with such shares of Common Stock to be allocated among the Existing Owners and Management Holdco pro rata based on their relative ownership of Units (hereinafter referred to as the “Reorganization”).

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to [•] shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting (Conflicts of Interest)” (the “Directed Share Program”).  The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price set forth on the cover of the Prospectus.  Any Directed Shares not orally confirmed for purchase by any Participants by 11:59 p.m. New York

City time on the date of this Agreement will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1.             Representations and Warranties.

(i)            The Company Parties represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1(i).

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-215179) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will timely file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date and at the Execution Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each such date or the Closing Date, as applicable, a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date, at the Execution Time and on each Settlement Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on each Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the information included in or omitted from the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through any Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof (the “Underwriter Information”).

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not, and did not, at the time of first use thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(d)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing the Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(f)            The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Citigroup Global Markets Inc. with potential investors that were qualified institutional buyers within the meaning of Rule 144A or institutions that were accredited investors within the meaning of Rule 501 and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications.  The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(g)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement .  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(h)           The Company and each of JPE LLC, Jagged Peak Energy Management LLC and Jagged Peak Energy Management Inc. (the “Subsidiaries”) has (i) been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) has all necessary corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of (iii), where the failure to be so qualified or in good standing (A) would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, management, operations or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)            All the outstanding ownership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, following the Reorganization and except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding ownership interests of the Subsidiaries will be owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, other than, in each case, any such security interests, claims, liens or encumbrances arising under the senior secured revolving credit facility among, inter alios, JPE LLC, as borrower, and Wells Fargo Bank National Association, as administrative agent and issuing lender (as heretofore amended, the “Wells Fargo Credit Agreement”).

(j)            The Company’s authorized equity capitalization is or, as of the Closing Date will be, as set forth in the Registration Statement, Disclosure Package and the Prospectus and the capital stock of the Company conforms or, as of the Closing Date will conform, to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus. Following the Reorganization, the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) will have been duly and validly authorized and issued and will be fully paid and nonassessable. The Securities have been approved to be listed for trading on the New York Stock Exchange (“NYSE”), subject to official notice of issuance and evidence of satisfactory distribution. After giving effect to the Reorganization, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Registration Statement, Disclosure Package and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)           There is no franchise, contract or other document of a character required to be described in the Registration Statement, Preliminary Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus and the Prospectus under the headings “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Corporate Reorganization”; “Certain Relationships and Related Party Transactions”; “Description of Capital Stock”; “Shares Eligible for Future Sale”; and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l)            This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The Reorganization has been duly authorized by the Company.

(n)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p)           None of (i) the Reorganization, (ii) the issue and sale of the Securities, (iii) the application of the proceeds from the offering as described under “Use of Proceeds” in the Preliminary Prospectus, the Prospectus and Registration Statement, (iv) the execution and delivery of this Agreement or (v) the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the

Subsidiaries or any of its or their properties, except, with respect to clauses B and C, as would not reasonably be expected to have a Material Adverse Effect.

(q)           Except with respect to the registration and sale of the Securities by the Selling Stockholders pursuant hereto or as disclosed in the Registration Statement, Disclosure Package or Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(r)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.  The unaudited pro forma per-share data under the headings “Summary Historical Financial Data” and “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such data

(s)            The statistical and market-related data and forward-looking statements included in the Preliminary Prospectus, the Prospectus and Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(t)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u)           Except as otherwise disclosed in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement,

Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Effect; (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or to other Subsidiaries, any of its Subsidiaries on any class of equity or repurchase or redemption by the Company or any of its Subsidiaries of any class of equity; except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(v)           Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and its Subsidiaries have (i) defensible title to all of their oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company and its Subsidiaries consistent with reasonable practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate, and (ii) good and marketable title to all other items of real property and personal property owned by them that are material to the respective businesses of the Company and its Subsidiaries, in each case free from liens (other than liens disclosed in the Registration Statement, Disclosure Package and Prospectus or liens that do not materially interfere with the use made or proposed to be made of such property) that could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and its Subsidiaries hold all leased real and personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made of such property, except as would not reasonably be expected to have a Material Adverse Effect.

(w)          Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(x)           KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act.

(y)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(z)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)         No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)         Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)         Following the Reorganization, no Subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)         The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (collectively, “Permits”) except where failure to possess such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)         The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, knowhow, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) that are necessary to conduct their business as described in the Registration Statement, Disclosure Package and Prospectus, or presently employed by them, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company and its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

(ff)          The Company and each of the Subsidiaries, considered together as one entity, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and the Subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the Company’s internal controls.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or the Subsidiaries is aware of any (A) material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s auditors have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)         To the extent required by Rule 13a-15 under the Exchange Act, the Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; the Company’s “disclosure controls and procedures” are designed to ensure that information  required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and includes, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(hh)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)           Each of the Company and its Subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, Permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all Permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Company or the Subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its Subsidiaries anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(jj)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk)         None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, or Section 412 of the Code, determined without regard to any waiver of such obligations or extension of any amortization period, that could reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur:  (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material liability.

(ll)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(mm)      Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and all similar laws, rules, and regulations of any jurisdiction applicable to a Partnership Entity from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”); and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Anti-Corruption Laws.

(nn)         The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”)  or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(pp)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(qq)         Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its Subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(rr)           Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ss)          Ryder Scott Company, LP (“Ryder Scott”), who has delivered the letter referred to in Section 6(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Company.

(tt)           The information underlying the estimates of the proved reserves of the Company and its Subsidiaries that was supplied by the Company to Ryder Scott, for the purposes of preparing the reports of such petroleum engineer referenced in the Disclosure Package and the Prospectus (the “Reserve Reports”) and estimates of the proved reserves of the Company and its Subsidiaries disclosed in the Disclosure Package and the Prospectus, including, production, costs of operation and, to the knowledge of the Company, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices in all material respects; and the estimates of such reserves and present value as described in the Disclosure Package and the Prospectus and reflected in the Reserve Reports are in compliance with the applicable requirements of the rules under the Act in all material respects. Other than normal production of the reserves, product price fluctuations and fluctuations of demand for such products, and except as disclosed in Registration Statement, the Preliminary Prospectus, and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Disclosure Package and the Prospectus and as reflected in the Reserve Reports.

(uu)         Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, no relationship, direct or indirect, exists between or among any of the Company or its affiliates, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or its affiliates, on the other hand, which is required by the Act to be disclosed in the Registration Statement, Disclosure Package and Prospectus. Following the Reorganization, there will be no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its affiliates to or for the benefit of any of the officers or directors of the Company or its affiliates or any of their respective family members.

(vv)         JPE LLC and Jagged Peak Energy Management LLC will, following the Reorganization, be the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(ww)       The Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xx)         The Company has not distributed and, prior to the later to occur of any Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(i)(g) or Section 5(i)(l).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)           Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a)           On the applicable Settlement Date, such Selling Stockholder is and will be the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, upon payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities (within the meaning of Section 8-301 of the New York Uniform Commercial Code (the “UCC”)), as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of DTC, Cede or such other nominee and appropriate crediting (by book-entry) of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters maintained by the Underwriters with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities) (i) under Section 8-501 of the UCC, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of the Securities purchased by such Underwriter, and (ii) no action based on any “adverse claim” (within the meaning of 8-502 of the UCC), whether framed in conversion, replevin, constructive trust, equitable lien or other theory, to such Securities may be asserted against such Underwriter, as the holder of such security entitlement with respect to such Securities. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and the State of New York is the “securities intermediaries’ jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (y) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, and (z) no rule adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants conflicts (within the meaning of Section 8-111 of the UCC) with the provisions of Article 8 of the UCC that apply to any of the transactions described in this representation.

(b)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           Certificates in negotiable form or book-entry shares for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with Computershare Inc., as Custodian (the “Custodian”); the Securities represented by the certificates or book-entry shares so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates or book-entry shares, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates or book-entry shares for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)           Except as would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (a “Selling Stockholder Material Adverse Effect”), no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, or (ii) the charter or by-laws (or equivalent organizational documents) of any such Selling Stockholder that is not a natural person, except, with respect to clause (i), as would not reasonably be expected to have a Selling Stockholder Material Adverse Effect.

(f)            The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(g)           Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Sections 1(i)(b) and 1(i)(c) are not true and correct in all material respects; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(h)           In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of (i) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder upon completion of the Reorganization and (ii) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (the “Selling Stockholder Information”), such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(g) of this Section 1.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.                                   Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[•] per share, the amount of  the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or electronic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date.  The maximum number of Option Securities that each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule II hereto shall be, as nearly as practicable, the number which bears the same ratio to the aggregate number of Option Securities as to which the Underwriters have exercised their option as the maximum number of Option Securities to be sold by such Selling Stockholder bears to the maximum number of Option Securities that may be purchased by the Underwriters, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•] [•], 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each Selling Stockholder to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such

Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, unless otherwise agreed by the Company, the Selling Stockholders and the Representatives, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase prices thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to accounts specified by the Selling Stockholders.  If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                   Agreements.

(i)             The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463.

(f)            The Company will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity in any manner that will result in a violation of (i) Sanctions by, or could result in the imposition of Sanctions against, any person (including any person partcipating in the offering, whether as an underwriter, advisor, investor or otherwise) or (ii) the FCPA.

(g)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required  by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(h)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i)            The Company will not, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of (other than a registration statement on Form S-8), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement. Notwithstanding the foregoing, the Company may issue shares of Common Stock in connection with (i) the Reorganization as contemplated by the Preliminary Prospectus, (ii) any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on or prior to the Closing Date, including, for avoidance of doubt, the Company’s 2017 Long Term Incentive Plan filed as an exhibit to the Registration Statement, and (iii) any acquisition or strategic investment (including any joint venture or partnership) as long as (A) the aggregate number of such shares does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of Securities pursuant to this Agreement and (B) each recipient of any such shares issued or issuable agrees to the restrictions on the resale of securities that are consistent with the restrictions described in this paragraph for the remainder of the applicable 180-day period.

(j)            If the Representatives, in their sole discretion, agree in a letter substantially in the form set forth in the Addendum to this Agreement to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)            The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act and the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the investor presentations on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show or any Testing-the-Waters Communications; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; (x) the reasonable, out-of-pocket fees and expenses of the Independent Underwriter acting in its capacity as such; and (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.

(m)          The Company agrees to pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(n)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)           The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(i)(h) hereof.

(p)           If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(ii)          Each Selling Stockholder agrees with the several Underwriters that:

(a)           Such Selling Stockholder will not take, without giving effect to activities by the Underwriters, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)           Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(c)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d)           Such Selling Stockholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity in any manner that will result in a violation of (i) Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise) or (ii) the FCPA.

(e)           Such Selling Stockholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(f)            Such Selling Stockholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and any Settlement Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company  and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Vinson & Elkins, L.L.P., counsel for the Company and the Selling Stockholders, to have furnished to the Representatives their opinions, dated the Settlement Date and addressed to the Representatives, substantially in the forms of Exhibit C and Exhibit D attached hereto.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the state of Delaware, or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in Exhibits C and D shall also include any supplements thereto at the Closing Date.

(c)           The Representatives shall have received from Andrews Kurth Kenyon, LLP, counsel for the Underwriters, such opinion or opinions, dated the Settlement Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Settlement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Settlement Date with the same effect as if made on the Settlement Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Settlement Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)          they have examined the Registration Statement, the Prospectus and the Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Prospectus, as of its date and on the applicable Settlement Date, and the Disclosure Package, as of the Execution Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)           Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, in the case of a Selling Stockholder that is a natural person, or by an authorized representative of such Selling Stockholder reasonably satisfactory to the Representatives, in the case of a Selling Stockholder that is an entity, dated the Settlement Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Settlement Date to the same effect as if made on the Settlement Date.

(f)            The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at any Settlement Date, letters, dated respectively as of the Execution Time and as of such Settlement Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month periods ended September 30, 2016 and 2015 and as of September 30, 2016, in accordance with AU 722 and stating in effect that:

(i)            in their opinion the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under AU 722, of the unaudited interim financial information for the nine-month periods ended September 30, 2016 and 2015 and as of September 30, 2016; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to September 30, 2016, nothing came to their attention which caused them to believe that:

(1)           any unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(2)           with respect to the period subsequent to September 30, 2016, there were, at a specified date not more than five days prior to the date of the letter, any change in capital stock, increase in long-term debt, or any decreases in consolidated net current assets or members’ equity of the Company as compared with amounts shown on the September 30, 2016, unaudited condensed consolidated balance sheet included in the Registration Statement, or for the period from October 1, 2016 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues, net income (loss) or net income (loss) per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)           the information included in the Registration Statement, the Preliminary Prospectus and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the caption “Capitalization” in the Preliminary Prospectus and the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)           The Underwriters shall have received on each of the dates hereof, any Settlement Date, a letter dated the date hereof or such Settlement Date, as applicable, in form and substance reasonably satisfactory to the Underwriters, of Ryder Scott.

(h)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            As of the Closing Date, all transactions described in the Preliminary Prospectus under the heading “Corporate Reorganization” shall have been completed in the manner described therein, and the Reorganization will be effective and valid in accordance with the laws of the State of Delaware.

(j)            The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act).

(k)           Subsequent to the Execution Time, there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Settlement Date on the terms and in the manner contemplated in the Prospectus.

(l)            The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m)          At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each Selling Stockholder and each of the individuals listed on Schedule V hereto.

(n)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the

Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of  Andrews Kurth Kenyon, LLP, counsel for the Underwriters, at 600 Travis Street, Suite 4200, Houston, Texas 77002 on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than any such condition set forth in Section 6(j)(i)(A) or 6(j)(ii) through (iv) hereof) is not satisfied, because of any termination pursuant to Section 10 hereof (other than any such termination resulting from the occurrence of any of the events forth in Section 6(j)(i)(A) or 6(j)(ii) through (iv) hereof) or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.   (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including, without limitation, any legal or other expenses reasonably incurred in connection with determining or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or arise out of or are based upon the omission or alleged omission to state therein a material fact (i) in the case of the Registration Statement as originally filed or in any amendment thereof, required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of any

Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or any Marketing Materials, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.

(b)           The Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including, without limitation, any legal or other expenses reasonably incurred in connection with determining or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or any Marketing Materials or arise out of or are based upon the omission or alleged omission to state therein a material fact (i) in the case of the Registration Statement as originally filed or in any amendment thereof, required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or any Marketing Materials necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse  each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but, in each case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained or included therein in reliance upon and in conformity with the Selling Stockholder Information. The liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts but before deducting expenses received by such Selling Stockholder, from the sale of the Securities sold by such Selling Stockholder under this Agreement.  The Company and the Selling Stockholders may

agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.             Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to Underwriter Information.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledges that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the statements relating to price stabilization, short positions and penalty bids by the Underwriters appearing under the caption “Underwriting (Conflicts of Interest)” in, the Preliminary Prospectus and the Prospectus constitute the only Underwriter Information.

(a)           The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees, affiliates and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(b)           Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees, affiliates and agents and each person who controls the Independent Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Independent Underwriter.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

(e)           The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

10.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment any of the events described in Sections 6(h) and 6(j) shall have occurred and in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or if the Underwriters shall decline to purchase the Securities for any reason permitted by this Agreement.

12.          Representations, Indemnities and Rights of Contribution to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Independent Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel, Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, New York 10010, Attention IBC Legal; and J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10019 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; if sent to the Company, will be mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement, Attention: General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth on Schedule II hereto.

14.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.          No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any Selling Stockholders, in connection with such transaction or the process leading thereto.

16.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses,

if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [•] [A.M.][P.M.] on [•], 2017.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 144A”, “Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A”, “Rule 433”, “Rule 463” and “Rule 501” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company Parties, the Selling Stockholders and the several Underwriters.

Very truly yours,

JAGGED PEAK ENERGY INC.

By:
Name:
Title:

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

Q-JAGGED PEAK ENERGY INVESTMENT PARTNERS, LLC

By:
Name:
Title:

[Additional Selling Stockholders]

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By: J.P. Morgan Securities LLC

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

2

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC

Total

SCHEDULE II

Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
[Selling Stockholder name and address]

Total

2

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

Testing the Waters Presentation, dated November 29-December 2, 2016

2

SCHEDULE V

Joseph N. Jaggers

Robert N. Howard

Christopher I. Humber

Charles D. Davidson

S. Wil VanLoh, Jr.

Blake A. Webster

Roger L. Jarvis

James J. Kleckner

John R. Sult

Michael C. Linn

Dheeraj Verma

ANNEX A

Jagged Peak Energy LLC, a Delaware limited liability company

Jagged Peak Energy Management LLC, a Delaware limited liability company

Jagged Peak Energy Management Inc., a Delaware corporation

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer, director or major shareholder of
             Jagged Peak Energy Inc.]

[•] [•], 2017

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Jagged Peak Energy Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering. Notwithstanding the foregoing, the foregoing restrictions shall not apply to (a) any transactions relating to shares of Common Stock acquired in the open market after the closing of the Offering, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any shares of Common Stock received upon such exercise or vesting will also be subject to the restrictions described in this letter, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such subsequent sales of Common Stock acquired in the open market, (c) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the applicable 180-day period; and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during such 180-day period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan, or (d) any demands or requests for, or the exercise any right with respect to, or the taking any action in preparation of, the registration by the Company under the Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s shares of Common Stock during the applicable 180-day period.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

[Form of Press Release]	EXHIBIT B

Jagged Peak Energy Inc.
[Date]

Jagged Peak Energy Inc. (the “Company”) announced today that Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of       shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Form of Opinion of Company Counsel]	EXHIBIT C

1.              The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and is duly qualified to do business as a foreign corporation and is in good standing in the [State of Colorado and the] State of Texas.

2.              Each of JPE LLC, Jagged Peak Energy Management LLC and Jagged Peak Energy Management Inc.(together, the “Subsidiaries,” and each, a “Subsidiary”) has been duly formed or incorporated, as applicable, and is validly existing as a limited liability company or corporation (as applicable) and in good standing under the laws of the State of Delaware, with the limited liability company or corporate (as applicable) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited liability company or corporation (as applicable) and is in good standing in the State of Colorado and, with respect only to JPE LLC and Jagged Peak Energy Management LLC, the State of Texas.

3.              The Company directly owns such ownership interests in the Subsidiaries as are described in the Registration Statement, the Disclosure Package and the Prospectus; such ownership interests have been duly authorized and validly issued in accordance with the respective governing documents of the Subsidiaries and are fully paid (to the extent required) and non-assessable (except, with respect to equity interests in JPE LLC and Jagged Peak Energy Management LLC, as such non-assessability may be limited by sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such ownership interests free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the Wells Fargo Credit Agreement, as described in the Registration Statement, the Disclosure Package, and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of [    ], 2017 or (ii) otherwise known to us without independent investigation.

4.              The Securities to be issued and sold by the Company to the Underwriters under the Agreement have been duly authorized in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (together, the “Governing Documents”), and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) or the Governing Documents, fully paid and non-assessable; the Securities to be sold by the Selling Stockholders to the Underwriters under the Agreement have been duly authorized and validly issued in accordance with the Governing Documents, and are free of preemptive rights under federal law, the DGCL or the Governing Documents, fully paid and non-assessable.

5.              The shares of Common Stock to be issued and sold to the Existing Owners and Management Holdco have been duly authorized in accordance with the Governing Documents, and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the DGCL or the Governing Documents, fully paid and non-assessable; the Securities to be sold by the Selling Stockholders to the Underwriters under the Agreement have been duly authorized and validly issued in accordance with the Governing Documents, and are free of preemptive rights under federal law, the DGCL or the Governing Documents, fully paid and non-assessable.

6.              Except as set forth in the Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Act or otherwise; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company created pursuant to any agreement filed as an exhibit to the Registration Statement are outstanding.

7.              The execution and delivery of the Agreement by the Company does not, and the performance by the Company of its obligations under the Agreement, the offering, issuance and sale of the Securities pursuant to the terms of the Agreement and the application of the proceeds from the sale of the Securities as described under “Use of

Proceeds” in the Prospectus will not, (i) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement that is filed as an exhibit to the Registration Statement; (ii) violate the provisions of the Governing Documents or the similar organizational documents of the Company’s Subsidiaries; (iii) violate any federal, New York or Texas statute, rule or regulation applicable to the Company or the DGCL or the Delaware LLC Act; or (iv) result in the creation of any additional Lien upon any property or assets of the Company or its Subsidiaries under the Wells Fargo Credit Agreement except, with respect to clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and its Subsidiaries to consummate the Reorganization or the transactions contemplated by the Agreement in connection with the offering, issuance and sale of the Securities by the Company (a “Material Adverse Effect”); it being understood that we express no opinion in clause (iii) of this paragraph (6) with respect to any federal or state securities, blue sky or anti-fraud laws, rules or regulations.

8.              The Agreement has been duly authorized, executed and delivered by the Company and JPE LLC.

9.              The Reorganization has been duly authorized by the Company and JPE LLC. The Master Reorganization Agreement and each exhibit thereto has been duly authorized, executed and delivered by each party thereto and constitutes a valid and legally binding agreement of each party thereto, enforceable against each such party in accordance with its terms.

10.       No consent, approval, authorization or order of, registration or qualification with any federal, Texas or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL is required to be obtained or made by the Company or its Subsidiaries for the execution, delivery and performance by the Company of the Agreement, the compliance by the Company with the terms thereof and the issuance and sale of the Securities by the Company being delivered on the date hereof pursuant to the Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Securities under the Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or blue sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

11.       The Registration Statement has been declared effective under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

12.       The statements set forth in the Prospectus under the headings “Business—Regulation of the Oil and Natural Gas Industry,” “Business—Regulation of Environmental and Occupational Safety and Health Matters,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the terms of the Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

13.       The Company is not, and, after giving effect to the offering and sale of the Securities pursuant to the terms of the Agreement and application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

14.       Each of the Registration Statement, as of the Effective Date, the Disclosure Package, as of the Execution Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and at the Closing Date (in each case other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) the other financial data derived therefrom and (iii) oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, the Disclosure Package and the Prospectus, as to which we express no opinion), appeared on its face to comply as to form in all material respects with the requirements of the Act.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraph 11 above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a)         the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)         the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)          the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting information; or (iii) any oil and natural gas reserve data or reports, or any information or estimates derived therefrom, in each case included in or omitted from the Registration Statement, the Disclosure Package and the Prospectus.

[Form of Opinion of Selling Stockholder Counsel]	EXHIBIT D

1.              Each Selling Stockholder that is not a natural person is validly existing as an entity under the laws of its state of organization.

2.              Upon (a) payment for the Securities to be sold by the Selling Stockholders pursuant to the Agreement, (b) delivery of such Securities (within the meaning of Section 8-301 of the New York Uniform Commercial Code (the “UCC”)), as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), (c) registration of such Securities in the name of DTC, Cede or such other nominee and (d) appropriate crediting (by book entry) of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters maintained by the Underwriters with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities), (1) under Section 8-501 of the UCC, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of the Securities purchased by such Underwriter and (2) no action based on any “adverse claim” (within the meaning of Section 8-502 of the UCC), whether framed in conversion, replevin, constructive trust, equitable lien or other theory, to such Securities may be asserted against such Underwriter, as the holder of such security entitlement with respect to such Securities. In giving this opinion, such counsel may assume that when such payment, delivery and crediting occur, (w) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and the State of New York is the “securities intermediaries’ jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (y) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, and (z) no rule adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants conflicts (within the meaning of Section 8-111 of the UCC) with the provisions of Article 8 of the UCC that apply to any of the transactions described in this paragraph.

3.              No consent, approval, authorization or order of, or registration or qualification with, any [federal, Texas or New York court or governmental agency or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act] is required to be obtained or made by any Selling Stockholder for the sale of the Securities by the Selling Stockholder pursuant to the Agreement, except (i) as have been obtained and made, (ii) for the registration of the offering and sale of the Securities under the Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or blue sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriters, or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the sale of the Securities.

4.              The execution and delivery of the Agreement by the Selling Stockholders do not, and the performance by the Selling Stockholders of their respective obligations under the Agreement, and the sale of the Securities by the Selling Stockholders pursuant to the terms of the Agreement will not, (a) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement that is filed as an exhibit to the Registration Statement, (b) violate the provisions of the charter or by-laws (or similar organizational documents) of a Selling Stockholder, if such Selling Stockholder is not a natural person, or (c) violate any [federal, New York or Texas statute, rule or regulation applicable to a Selling Stockholder, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, or the Delaware Limited Liability Company Act], except, with respect to clauses (a) and (c), as would not, individually or in the aggregate, materially impair the ability of a Selling Stockholder to consummate the transactions contemplated by the Agreement in connection with the offering and sale of the Securities to be sold by such Selling Stockholder; with respect to clause (c) above, we express no opinion as to the application of any federal or state securities or blue sky laws or federal or state antifraud laws, rules or regulations.

5.              Each of the Agreement and the Custody Agreement have been duly executed and delivered by each Selling Stockholder. The Custody Agreement constitutes a valid and legally binding obligation of each Selling Stockholder, enforceable against each Selling Stockholder in accordance with its terms.

6.              Each Selling Stockholder that is not a natural person has full [corporate, limited liability company or partnership] power and authority to enter into the Custody Agreement.

[Form of Waiver of Lock-up]

ADDENDUM

[Letterhead of Representative]

Corporation
Public Offering of Common Stock

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Jagged Peak Energy Inc. (the “Company”) of        shares of common stock, $   par value (the “Common Stock”), of the Company and the lock-up letter dated    , 20   (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated   , 20   , with respect to         shares of Common Stock (the “Shares”).

[Representatives] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective    , 20   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signatures of Representatives’ officers]

[Names and title of Representatives’ officers]

cc:  Jagged Peak Energy Inc.